Exhibit 99.1

Jaguar Health, Inc. Announces Reverse Stock Split

Reverse split approved at April 2024 Special Meeting of Stockholders

Shares of Jaguar Health common stock to begin trading on split-adjusted basis on May 23, 2024

San Francisco, CA (May 17, 2024): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced that the Company will effect a reverse stock split of its issued and outstanding voting common stock (“Common Stock”), at an exchange ratio of 1-for-60, on Thursday, May 23, 2024 (the “Effective Date”) in order to support the Company’s compliance with Nasdaq’s listing standards. The Company’s Common Stock will begin trading on a split-adjusted basis when the market opens on the Effective Date and will remain listed on The Nasdaq Capital Market under the symbol “JAGX”. The new CUSIP number for the Company’s Common Stock following the reverse stock split is 47010C805.

“Jaguar’s board of directors has determined that effecting a reverse stock split at this time will, in addition to supporting the Company’s compliance with Nasdaq’s listing standards, provide Jaguar with the opportunity to achieve a share price and outstanding share count that is more attractive to institutional investors,” said Lisa Conte, Jaguar’s president and CEO.

The effectuation of the reverse stock split follows the approval of a proposal submitted to Jaguar stockholders at a Special Meeting of Stockholders (the “Special Meeting”). This proposal, which was approved by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstention and broker non-votes) on such proposal by shares of Jaguar Common Stock and Series J Perpetual Preferred Stock of the Company outstanding as of the record date for the Special Meeting, is described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Special Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on the Company’s corporate website.

When the reverse stock split becomes effective, every sixty (60) shares of the Company’s Common Stock immediately prior to the Effective Date shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share, and this change will be reflected on Nasdaq’s website and other stock quote platforms. No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof.

Equiniti Trust Company, LLC is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their certificates for post-reverse stock split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing innovative, patient-centric therapeutic solutions for essential supportive care and the management of neglected side effects across complicated disease states. Napo’s goal is to redefine what is possible in supportive care, providing hope and improving outcomes for patients worldwide. Napo’s crofelemer drug product candidate is the subject of the OnTarget study, a pivotal Phase 3 clinical trial for preventive treatment of chemotherapy-induced overactive bowel (CIOB) in adults with cancer on targeted therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit Jaguar on LinkedIn: https://www.linkedin.com/company/jaguar-health/

Visit Jaguar on X: https://twitter.com/Jaguar_Health

Visit Jaguar on Instagram: https://www.instagram.com/jaguarhealthcommunity/

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that the Company’s Common Stock will begin trading on a split-adjusted basis when the market opens on the Effective Date, and the expectation that effecting a reverse stock split may provide Jaguar with the opportunity to achieve a share price and outstanding share count that is more attractive to institutional investors. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

Jaguar-JAGX